Exhibit 10.2
Intercreditor Agreement
This Intercreditor Agreement is made and entered into between Summit Financial Resources, L.P., a Hawaii limited partnership (“Summit”), Alpha Capital Anstalt, a company organized and existing under the laws of Liechtenstein (“Alpha”), Longview Fund L.P., a California limited partnership (“Longview”), and Michael S. Rudolph, an individual and as collateral agent for Alpha and Longview (“Collateral Agent”) (Alpha, Longview, and Collateral Agent are collectively referred to as “Lender”), and is acknowledged and consented to by Irvine Sensors Corporation, a Delaware corporation (“Client”).
RECITALS
1. Summit is entering into a financing agreement with Client (the “Summit Financing”).
2. Lender is currently providing certain financing to Client (the “Lender Financing”).
3. Summit and Lender desire to enter into this Intercreditor Agreement in order to (i) agree to and confirm the relative rights and payment of their respective indebtedness and (ii) agree to certain other rights, priorities, and interests.
AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Summit and Lender hereby agree as follows:
1. Definitions. Terms used in the singular shall have the same meaning when used in the plural and vice versa. In addition to the terms defined above, as used herein, the term:
a. “Default Rights and Remedies” means any and all rights and remedies granted in, arising from, or relating to any agreement, instrument, or document and any and all rights and remedies now or hereafter existing by statute, at law, or in equity, which may be exercised only upon the occurrence of a breach or event of default.
b. “Encumbrance” means any and all security interests, liens, mortgages, deeds of trust, assignments, and any other right, title or interest in, to, or on any property of Client and/or any guarantor (whether obtained by agreement or by judicial process), including real property, personal property, intellectual property, and intangible property.
c. “Summit Collateral” means (i) any and all collateral securing the Summit Financing, wherever located, now owned or hereafter acquired, presently existing or created in the future, including real property, personal property, intellectual property, and intangible property, and (ii) any and all balances, deposits, debts, or any other amount of obligations of Summit owing to Client, including, without limitation, any reserve, whether or not due.
Irvine Sensors Corporation
6/11/2009

2. Consent to Loans. Lender hereby consents to Client entering into the agreements evidencing the Summit Financing. Lender waives any provision in any agreement between Lender and Client which prohibits, restricts, or limits the right of Client to enter into the agreements evidencing the Summit Financing.
3. Lender Payment.
a. Summit agrees, in connection with the initial funding under the Summit Financing, to tender to Lender the sum of two hundred forty-five thousand two hundred nine and 50/100 dollars ($245,209.50) (the “Lender Payment”) by wire transfer as follows:
Citibank, N.A.
ABA# 021-000-089
A/C Credit Suisse
A/C# 4080-4003
F/F/C Longview Fund, L.P A/C 706940
Attn: Equity Finance/Prime Broker Services
b. Lender agrees to apply the Lender Payment to the obligations owing under the Lender Financing. Lender further agrees and acknowledges that in the event the Summit Financing does not close for any reason, or the amount available to pay to Lender from the initial funding under the Summit Financing is not sufficient to pay the full amount of the Lender Payment, Summit shall be excused from any obligation to tender the Lender Payment to Lender and the subordinations provided in Section 4 below shall be of no effect until Lender receives the full amount of the Lender payment.
c. Client hereby authorizes and instructs Summit to disburse all amounts under the Summit Financing directly to Lender as necessary to pay to Lender the Lender Payment. Client acknowledges and agrees that such payment by Summit shall constitute an advance under the Summit Financing for which Client is obligated to repay pursuant to the terms and conditions of the Summit Financing.
4. Priority of Encumbrances. Upon Lender’s receipt of the Lender Payment from Summit or otherwise, and irrespective of the time, order, manner, or method of creation, attachment or perfection of the Encumbrances granted to Summit or Lender, the time, place or manner of the filing of their respective financing statements or other method of perfection, the time, place or manner of recording of any instrument, whether Summit or Lender or any bailee or agent thereof holds possession of any or all of the property or assets of Client, the dating, execution or delivery of any agreement, documents or instrument granting Summit or Lender the Encumbrance, the giving or failure to give notice of the acquisition or expected acquisition of any purchase money security interest or other Encumbrance, and any provision of the Uniform Commercial Code or any other applicable statute or common law to the contrary:
a. Any and all Encumbrances in favor of Summit in or on any Summit Collateral, now existing or hereafter created, shall have priority over any and all Encumbrances in favor of Lender in or on any Summit Collateral, now existing or hereafter created. Lender hereby subordinates any and all Encumbrances in favor of Lender in or on any Summit Collateral, now existing or hereafter created, to any and all Encumbrances in favor of Summit in or on any Summit Collateral, now existing or hereafter created.
Irvine Sensors Corporation
6/11/2009

5. Limitation of Subordination. The subordination of Lender’s Encumbrances in or on any Summit Collateral to any and all Encumbrances in favor of Summit in or on any Summit Collateral, as provided in Section 4 above, shall only be effective up to the maximum principal amount of two million dollars ($2,000,000.00), plus the amount of all interest, fees, costs, and expenses owing by Client under the Summit Financing.
6. Exercise of Default Rights and Remedies. Lender agrees that it will not exercise any Default Rights and Remedies concerning the Lender Financing, including any Default Rights and Remedies against any of the Summit Collateral, without first giving Summit at least thirty (30) days written notice of the default on the Lender Financing, which notice shall specify the nature and terms of the default on the Lender Financing.
7. Prohibition of Prepayment of Lender Financing. Lender covenants and agrees that it will not receive or accept any prepayment of the Lender Financing so long as any amount is outstanding and unpaid on the Summit Financing, without the prior written consent of Summit, which consent shall not be unreasonably withheld. Lender acknowledges that the agreements evidencing the Summit Financing will prohibit Client from making any such prepayment. However, if Lender receives any prepayment in violation of this covenant, such payments shall be received in trust for Summit and shall be immediately tendered to Summit to be applied toward payment of the Summit Financing. Subject to Section 8 below, the foregoing prohibitions of prepayment of the Lender Financing shall not prohibit or in any way restrict or limit Client from making the regularly scheduled principal and interest payments under the Lender Financing.
8. Subordination of Payment upon Default. Upon the occurrence of an event of default or breach under the Summit Financing or the occurrence of an event which, with the passage of time or giving of notice or both, would constitute an event of default or breach under the Summit Financing, and the giving of written notice of such event of default or breach to
Lender by Summit, then:
a. The right of Lender to receive any payment, whether of principal or interest, on the Lender Financing shall thereupon be subordinated to the right of Summit to receive payment on the Summit Financing.
b. Lender covenants that it will not receive or accept any payments from or on behalf of Client, any guarantor, or any other obligor on the Lender Financing without the prior written consent of Summit. However, if Lender receives any payments from or on behalf of Client, any guarantor, or any other obligor in violation of this covenant, such payments shall be received in trust for Summit and shall be immediately tendered to Summit to be applied toward payment of the Summit Financing.
9. No Waiver of Other Rights. This Intercreditor Agreement is intended solely for the purpose of defining the relative rights of Summit and Lender and nothing contained herein is intended to nor shall impair the obligations of Client, any guarantor, or any other obligors, to pay Summit or Lender, as the case may be, the principal and interest on the Summit Financing and the Lender Financing as and when the same shall become due and payable in accordance with their terms, subject to the rights of Summit created by this Intercreditor Agreement.
Irvine Sensors Corporation
6/11/2009

10. Nonavoidability and Perfection. The subordinations and priorities provided herein are applicable regardless of whether the Encumbrance to which another Encumbrance is subordinated is perfected or is voidable for any reason. Lender acknowledges that Summit may not initially perfect its security interest in titled motor vehicles and may not do so in the future.
11 . Non-Reliance, No Duty to Notify. Summit and Lender each expressly acknowledge that, except as expressly provided in this Intercreditor Agreement, neither they nor any of their officers, directors, partners, employees, representatives, agents, attorneys or affiliates, has made any representations or warranties to each other and that no act by Summit or Lender hereafter taken, including any review of the affairs of Client, shall be deemed to constitute any representation or warranty by Summit or Lender. Summit and Lender each represent that they have, independently and without reliance upon the other and based on such documents and information as each has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Client and made its own decision to enter into this Intercreditor Agreement. Summit and Lender each also represent that it will, independently and without reliance upon the other and based on the documents and information as each shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Intercreditor Agreement, and in regard to the Summit Financing and the Lender Financing, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Client. Neither Summit nor Lender shall have any duty or responsibility to provide the other with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Client that may come into their possession.
Neither Summit nor Lender shall have any duty or obligation to notify the other of any event of default or breach on the Summit Financing or the Lender Financing nor of any material adverse change affecting the Summit Financing, the Lender Financing, Client, any guarantor, or any other obligor. Summit and Lender will attempt to notify each other of the occurrence of an event of default under the Summit Financing or Lender Financing but failure to do so shall not constitute a breach or default under this Intercreditor Agreement and no liability shall result from failure to provide such notice.
12. Notices. All notices hereunder shall be in writing and may be sent by certified mail, return receipt requested. Notices so mailed shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to Summit or Lender at the mailing address stated herein or to such other address as Summit or Lender may from time to time specify in writing. Any notice so addressed and otherwise delivered shall be deemed given when actually received by the addressee.
Irvine Sensors Corporation
6/11/2009

Mailing Addresses:
Summit:
Summit Financial Resources, L.P.
2455 East Parley’s Way, Suite 200
Salt Lake City, Utah 84109
Attention: Senior Portfolio Manager
Lender:
Michael S. Rudolph
Transamerica Pyramid 600
Montgomery Street, 44th Floor
San Francisco, California 94111
With a copy to:
Grushko & Mittman
551 Fifth Avenue, Suite 1601
New York, New York 10176
Attention: Edward Grushko
13. Indemnification. Client shall indemnify Summit and Lender for any and all claims and liabilities, and for damages which may be awarded against or incurred by Summit and/or Lender, and for all reasonable attorneys’ fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance by Summit and/or Lender of this Intercreditor Agreement or any of the agreements, documents, obligations, or transactions contemplated by this Intercreditor Agreement.
Summit and Lender shall have the sole and complete control of the defense of any such claim involving Summit and Lender respectively. Summit and Lender are hereby authorized to settle or otherwise compromise any such claims as Summit or Lender in good faith determines shall be in its best interests.
14. Binding Effect. This Intercreditor Agreement shall apply to and govern all renewals, amendments, restatements, and replacements of any and all agreements, instruments, and documents evidencing or relating to the Summit Financing and the Lender Financing, including any which increase the amount of the financing or loan, increase the interest rate thereon, and/or extend or modify the payment terms.
15. No Agency or Joint Venture. Nothing in this Intercreditor Agreement shall be construed to create any agency relationship between Summit and Lender. Neither Summit nor Lender shall have any authority to act for or bind the other. Nothing in this Intercreditor Agreement shall be construed to create any joint venture, partnership, or fiduciary relationship between Summit and Lender.
16. Attorney’s Fees in the Event of Default. Upon the occurrence of an event of default or breach hereunder, the non-defaulting party shall be entitled to recover reasonable attorneys fees and legal expenses incurred as a result of such default or breach and in exercising any rights and remedies.
Irvine Sensors Corporation
6/11/2009

17. Governing Law. This Intercreditor Agreement shall be governed by and construed in accordance with the laws of the State of Utah.
18. Jury Waiver, Exclusive Jurisdiction of Utah Courts. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS INTERCREDITOR AGREEMENT.
Lender acknowledges that by execution and delivery of this Intercreditor Agreement, Lender has transacted business in the State of Utah and Lender voluntarily submits to, consents to, and waives any defense to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from this Intercreditor Agreement. EXCEPT AS EXPRESSLY AGREED IN WRITING BY SUMMIT, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THIS INTERCREDITOR AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THIS INTERCREDITOR AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY SUMMIT.
19. Severability of Invalid Provisions. Any provision of this Intercreditor Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
20. Warranty of Signing Representative. The representative signing this Intercreditor Agreement on behalf of Summit and Lender each represents and warrants that he or she has been duly authorized to execute and deliver this Intercreditor Agreement and that upon execution and delivery hereof by all parties hereto, this Intercreditor Agreement will be binding and enforceable in accordance with its terms against such party for whom such representative has signed.
21. Duplicate Originals. Two or more duplicate originals of this Intercreditor Agreement may be signed by the parties, each duplicate of which shall be an original but all of which together shall constitute one and the same agreement.
22. Integrated Agreement and Subsequent Amendment. This Intercreditor Agreement constitutes the entire agreement between Summit and Lender and may not be altered or amended except by written agreement signed by Summit and Lender. All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are rescinded.
Irvine Sensors Corporation
6/11/2009

Dated: June 16, 2009.

Summit Financial Resources, L.P.
By:	/s/ Mark J. Picillo
	Name:	Mark J. Picillo
	Title:	Senior Vice President

Alpha Capital Anstalt
By:	/s/ Konrad Ackerman
	Name:	Konrad Ackerman
	Title:	Director

Longview Fund L.P.
By:	/s/ S. Michael Rudolph
	Name:	S. Michael Rudolph
	Title:	Chief Financial Officer — Investment Adviser

/s/ Michael S. Rudolph
Michael S. Rudolph
Consented and agreed to as of June 16, 2009:
Irvine Sensors Corporation

By:	/s/ John J. Stuart, Jr.

	Name:	John J. Stuart, Jr.
	Title:	Senior Vice President and Chief Financial Officer
Irvine Sensors Corporation
6/11/2009